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                                   EXHIBIT 21

                          SUBSIDIARIES OF INTERDIGITAL

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
         Company                            Jurisdiction / State of Incorporation
         -------                            -------------------------------------
Digital Cellular Corporation                           Pennsylvania

InterDigital Asia KK                                   Japan

InterDigital Canada Ltee.                              Delaware

InterDigital Communications (Europe) Ltd.              United Kingdom

InterDigital Finance Corporation                       Delaware

InterDigital Germany GmbH                              Germany

InterDigital Mobilecom, Inc.                           New York

InterDigital Technology Corporation                    Delaware

InterDigital SE Asia, Ltd.                             Pennsylvania

InterDigital Telecom, Inc.                             New York

IPR Holdings Delaware, Inc.                            Delaware

Universal Service Telephone Corp.                      Nevada

USTC Supply Corporation                                Nevada

USTC World Trade Corporation                           Nevada

Wireless Digital Networks, Inc.                        Pennsylvania
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